UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 28, 2020 (May 22, 2020)

INTERFACE INC
(Exact name of Registrant as Specified in its Charter)

Georgia	001-33994	58-1451243
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1280 West Peachtree Street NW	Atlanta	Georgia	30309
(Address of principal executive offices)			(Zip code)

Registrant’s telephone number, including area code:  (770) 437-6800

Not Applicable
(Former name or former address, if changed since last report)
Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.10 Par Value Per Share	TILE	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company       ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    Amendment and Restatement of Omnibus Stock Incentive Plan
On May 22, 2020, the shareholders of Interface, Inc. (the “Company”) approved the adoption of the Interface, Inc. 2020 Omnibus Stock Incentive Plan. The plan was adopted by the Compensation Committee of the Company’s Board of Directors on April 1, 2020, subject to shareholder approval. The following summary description of the Interface, Inc. 2020 Omnibus Stock Incentive Plan (the “Stock Incentive Plan” or the “Plan”), is qualified in its entirety by the full text of the Plan, a copy of which is filed herewith as Exhibit 99.1.
The Stock Incentive Plan provides for grants of restricted stock, incentive stock options, nonqualified stock options, stock appreciation rights, deferred shares, performance shares and performance units. The aggregate number of shares of Common Stock that may be issued or transferred under the Stock Incentive Plan on or after the effective date of April 1, 2020, is 3,700,000. No award may be granted after the tenth anniversary of the effective date, provided that all awards granted prior to such date shall continue in effect thereafter subject to the terms thereof and of the Plan.

The Stock Incentive Plan is administered by the Compensation Committee of the Board of Directors. All employees of the Company or one of its subsidiaries, outside directors and consultants or independent contractors performing bona fide services for the Company or one of its subsidiaries, are eligible for consideration as participants under the Plan, although only employees are eligible to receive grants of incentive stock options. The Compensation Committee has authority to determine the participants to whom awards will be granted, the form and amount of the awards, the dates of grant, vesting period, option prices (in the case of awards of options), performance objectives (in the case of restricted shares, deferred shares, performance shares or performance units) and other terms of each award. No participant may receive awards or options representing more than 500,000 shares of Common Stock or 1,000,000 performance units during any calendar year under the Stock Incentive Plan.

Item 5.07. Submission of Matters to a Vote of Security Holders.

Annual Meeting of Shareholders

(a)    The Company held its annual meeting of shareholders on May 22, 2020.

(b)    The matters considered at the annual meeting, and votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, relating to each matter were:

(i)    Election of Directors (elected by plurality vote):

	For	Withheld	Non-Votes

John P. Burke	50,034,603	649,816	2,205,919
Dwight Gibson	50,206,268	478,151	2,205,919
Daniel T. Hendrix	47,431,267	3,253,152	2,205,919
Christopher G. Kennedy	48,090,227	2,594,192	2,205,919
Joseph Keough	50,180,358	504,061	2,205,919
Catherine M. Kilbane	50,036,462	647,957	2,205,919
K. David Kohler	48,373,234	2,311,185	2,205,919
Sheryl D. Palmer	50,289,527	394,892	2,205,919

(ii)    Approval of executive compensation:

For:	47,880,095
Against:	2,774,148
Abstain:	30,176
Non-Votes:	2,205,919

(iii)    Approval of Interface, Inc. 2020 Omnibus Stock Incentive Plan:

For:	46,136,163
Against:	4,526,615
Abstain:	21,641
Non-Votes:	2,205,919

(iv)    Ratification of the appointment of BDO USA, LLP to serve as independent auditors for 2020:

For:	50,865,393
Against:	2,000,136
Abstain:	24,809
Non-Votes	0

Item 9.01     Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Interface, Inc. 2020 Omnibus Stock Incentive Plan.
104	The cover page from this Current Report on Form 8-K formatted in Inline XBRL (included as Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERFACE, INC.

By:	/s/ David B. Foshee
David B. Foshee
Vice President
Date: May 28, 2020